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                                                                   EXHIBIT 10.20

                           CHANGE IN CONTROL AGREEMENT

      This Agreement is made as of the 7th day of December, 2000, between The York Group, Inc., a Delaware corporation ("York"), and Sandra Matson (the "Executive").

                                   WITNESSETH:

      WHEREAS, York desires to retain the Executive as Senior Vice President Operations and is aware that the possibility of a Change in Control of York might impede retention of the Executive;

      THEREFORE, the parties hereto agree as follows:

      1. Term. This Agreement shall be effective as of December 7, 2000 and shall terminate on December 7, 2002, subject to possible renewal by the written agreement of the parties hereto. However, neither party shall be under any obligation to renew this Agreement, and if a Change in Control occurs prior to termination of this Agreement, this Agreement will terminate on the first anniversary of such Change in Control, even if such first anniversary occurs after the expiration of the two-year term (or any renewal thereof) set forth above.

      2. Termination Payments.

            (a) York shall make a lump sum severance payment to the Executive equal to the Executive's base compensation for the calendar year immediately preceding the year in which any payment is made pursuant to this Agreement, if the Executive's employment by York is terminated (other than by reason of death or Disability) (i) by York other than for Good Cause at any time within one year after a Change in Control or at the request of or pursuant to an agreement with a third party who has taken steps reasonably calculated to effect a Change in Control, or otherwise in connection with or in anticipation of a Change in Control; or (ii) by the Executive for Good Reason at any time within one year after a Change in Control. Any such payment shall be made within three business days following such termination of employment.

            (b) If the Executive becomes entitled to payment under Section 2(a), the health care and life insurance benefits coverage provided to the Executive at his date of termination shall be continued as if his employment had not been terminated (subject to the customary changes in such coverages if the Executive reaches age 65 or similar events), beginning on the date of any termination of employment described in Section 2(a) and ending on the first anniversary of the date of termination; provided, however, that if Executive becomes employed by an employer other than York, the Executive shall no longer receive the health care and life insurance benefits coverage provided pursuant to this Section 2(b) to the extent that Executive receives such coverage from his new employer. Any costs the Executive was paying for such coverages at the time of termination shall continue to be paid by the Executive. If the terms of any benefit arrangement referred to in this Section 2(b) do not permit continued


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CHANGE IN CONTROL AGREEMENT
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participation by the Executive, then York will use its best efforts to arrange for other coverage providing substantially similar benefits.

            (c) In addition to the amounts payable under Sections 2(a) and (b), if necessary, York shall pay the Executive an amount which when added to the other amounts payable under this Section 2 will place the Executive in the same after-tax position as if the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor statute of similar import did not apply to any of the amounts payable under this Section 2. The amount of any such payment shall be determined by York's independent accountants and shall be payable to the Executive at the same time as the payment under Sections 2(a) and (b).

            (d) The payments made by York under this Agreement shall be in addition to all other benefits to which the Executive is entitled under any plans or arrangements with York; provided, however, that to the extent a payment is made to Executive under Section 2(a), such payment shall be in lieu of payments to which Executive would otherwise be entitled under any York severance plan.

      3. Definitions. For purposes of this Agreement, the following definitions shall apply:

            (a) The "Board" shall mean the Board of Directors of York.

            (b) "Change in Control" shall mean:

                  (i) The acquisition by any person, entity or "group" of "beneficial ownership" of voting securities (within the meaning of Section 13(d)(3) of the Exchange Act) of 40% of the combined voting power of York's then outstanding voting securities entitled to vote generally in the election of directors;

                  (ii) The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board; or

                  (iii) Approval by the stockholders of York of a reorganization, merger or consolidation with respect to which persons who were the stockholders of York immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of a liquidation or dissolution of York or of the sale of all or substantially all of the assets of York.

            (c) "Disability" shall mean the total and permanent inability of the Executive due to illness, accident or other physical or mental incapacity to perform the usual duties of his employment, as determined by a physician selected by York and acceptable to the Executive or the Executive's legal representative (which agreement as to acceptability shall not be unreasonably withheld).


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CHANGE IN CONTROL AGREEMENT
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            (d) The "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

            (e) "Good Cause" shall mean and be limited to (i) an act of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of York, (ii) repeated failures by the Executive to perform the Executive's employment duties which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from York, or (iii) the conviction of the Executive of a felony.

            (f) "Good Reason" shall mean:

                  (i) A reduction in the overall level of the Executive's compensation or benefits;

                  (ii) A material reduction in the Executive's duties, responsibilities or authority; or

                  (iii) Any purported termination by York of the Executive's employment otherwise than as expressly permitted by this Agreement.

            (g) The "Incumbent Board" shall mean the members of the Board as of the date hereof and any person becoming a member of the Board hereafter whose election, or nomination for election by York's shareholders, was approved by a vote of at least 80 percent of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with either an actual or threatened election contest relating to the election of the directors of York or is in connection with a Change in Control described in Section 3(b)(i)).

      4. Employment at Will. The Executive and York acknowledge that the employment of the Executive is "at will" and may be terminated by the Executive or York at any time, unless Executive and York are parties to a separate written agreement granting Executive rights to employment for a certain term.

      5. Withholding. York shall withhold from any amounts payable to the Executive such federal, state and local taxes or other amounts as shall be required to be withheld pursuant to any applicable law or regulation.

      6. Assignment; Applicability to Successors. The rights and benefits of the Executive under this Agreement are personal to him and shall not be assigned except with the prior written consent of York. Any business entity succeeding to substantially all of the business of York, or to a substantial part of the business of York with which the Executive is affiliated, whether by purchase, merger, consolidation, sale of assets or otherwise shall be bound by and shall adopt and assume this Agreement, and York shall require the specific assumption of this Agreement by


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CHANGE IN CONTROL AGREEMENT
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such successor. Any such transaction between York and such
successor business entity shall constitute a "Change in Control" for purposes of such assumed agreement, and the successor business entity shall be obligated thereunder to make the termination payments thereunder if the Executive's employment by such successor business entity is terminated within the periods and for the reasons specified in Section 2 of the assumed agreement.

      7. Notices. Any notice under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

      If to the Executive:      ______________________________
                                ______________________________
                                ______________________________
                                ______________________________

      If to York:               The York Group, Inc.
                                8554 Katy Freeway, Suite 200
                                Houston, Texas  77024
                                Attention: General Counsel

or to such other address or person as may hereafter be designated by either party hereto, All such notices shall be deemed given on the date personally delivered or the date mailed.

      8. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable under this Agreement.

      9. Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Texas.

      10. Amendment and Waiver. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time.


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CHANGE IN CONTROL AGREEMENT
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      The undersigned have executed this Agreement as of the date set forth at the beginning of this Agreement.

                                    THE YORK GROUP, INC.

                                    By:   /s/ Thomas J. Crawford
                                    --------------------------------------------

                                    Name:     Thomas J. Crawford
                                    --------------------------------------------

                                    Title:    President & CEO
                                    --------------------------------------------


                                    EXECUTIVE

                                          /s/ Sandra Matson
                                    --------------------------------------------

                                    Name:
                                    --------------------------------------------

                                    Title:
                                    --------------------------------------------